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                                                                   EXHIBIT 10.26


               SEPARATION/RETIREMENT AGREEMENT AND GENERAL RELEASE

In consideration of the undersigned parties' mutual promises and agreements described below, Howard B. Nelson, Jr. ("Employee") and Colonial Properties Trust ("Colonial") agree as follows:

1.       Colonial agrees to:

         a. pay Employee two (2) years of annual base salary, in the amount of Five hundred, Thirty thousand Dollars ($530,000), grossed up for applicable state and federal taxes to include but not limited to income tax withholding, FICA, FUTA State Unemployment, local taxes and the like; plus $185,964 to cover other anticipated future tax obligations and expenses; and

         b. offer retiree medical benefits through group plan offered by Colonial to current employees at employee's expense, pending approval of retiree benefits by the Compensation Committee; and

         c. a three (3) year consulting retainer to be paid at $90,000.00 per year plus $10,000.00 per year for expenses. All consulting shall be with reasonable notice and reasonable in duration. All expenses shall be consistent with past pattern and practices employed by the Employee while an employee of Colonial (i.e. travel, lodging and meal accommodations); and

         d.       pay Employee for any unused vacation balance.

2.       (A)      employee voluntarily retires of his own free will and accord effective March 1, 2004 and agrees:

                  i. to give or return to Colonial all Colonial property, including without limitation keys, equipment, originals and all copies of documents and stored or downloaded information, and to not retain such property in Employee's possession, custody or control;

                  ii. except for information that is disclosed in any filing with the SEC or other governmental agency, to not disclose the terms of this agreement, the circumstances surrounding its execution or the fact that Colonial will provide any payment pursuant to this agreement, to any person or entity with the exception of Employee's legal counsel(s), tax advisor(s), financial planner(s), accountant(s), spouse and or unless required by law or any administrative body; and in good faith attempt to first obtain the agreement of his spouse, financial planner(s), tax advisor(s) and legal counsel(s) to comply with the same non-disclosure obligation described above before any such disclosure is made to them; if asked, Employee may disclose that his employment relationship and the financial terms of the employment were "concluded" or "resolved".

                  iii. to make himself available, assist and cooperate fully and truthfully, at Colonial's request, with Colonial's or its attorneys' investigation of any matter of their participation in any proceeding, judicial or otherwise, growing out of or involving Colonial during Employee's employment with Colonial; provided however that such participation shall be reasonable in time and duration and any expenses incurred by the Employee shall be reimbursed to the Employee. All expenses shall be consistent with past pattern and practices employed by the Employee while an employee of Colonial (i.e. travel, lodging and meal accommodations); and

                  iv. to refrain from making any negative or disparaging comments regarding Colonial or its officers, agents or employees; Notwithstanding the foregoing, nothing contained herein shall be construed to limit Employee's ability to testify truthfully in any proceeding that in the future may require such testimony.

         (B)      Colonial agrees:

                  i. except for information that is disclosed in any filing with the SEC or other governmental agency, to not disclose the terms of this agreement, the circumstances surrounding its execution or the fact that Colonial will provide any payment pursuant to this agreement, to any person or entity with the




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                           exception of Colonial's legal counsel(s), tax
                           advisor(s), financial planner(s), officers, directors and executive officers on a need to know basis only and/or unless required by law or any administrative body; and in good faith attempt to first obtain the agreement of its financial planner(s), officers, directors and executive officers on a need to know basis only and/or unless required by law or any administrative body; and in good faith attempt to first obtain the agreement of its financial planner(s), accountant(s), tax advisor(s) and legal counsel(s) to comply with the same non-disclosure obligation described above before any such disclosure is made to them. If asked, Colonial may disclose that Employee's employment relationship and the financial terms were "concluded" or "resolved". Colonial shall instruct all applicable parties of the confidentiality of this provision and encourage each not to breach this confidentiality provision;

                  ii. Upon request, Colonial will provide potential employers positive references with no negative connotation.

3.       (A)      i.       Employee does hereby release, acquit and discharge
                           Colonial Properties Trust, its subsidiaries or affiliated companies, and all of their directors, officers, employees, servants, agents and attorneys, from any and all claims or causes of action whatsoever of any kind or nature, whether known or unknown, including claims and causes of actions arising out of or in any way related to Employee's employment or the termination of his employment with Colonial, or which were, might or could have been asserted in any court or before any administrative agency under the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in
                           Employment Act, the Older Workers Benefit Protection
                           Act, the Family and Medical Leave Act, the Employee
                           Retirement Income Security Act of 1974, the Equal Pay
                           Act, the Fair Labor Standards Act, the Vietnam Era
                           Veteran's Readjustment Assistance Act, the Uniform
                           Service Employment and Reemployment Rights Act of
                           1994, the Fair Credit Reporting Act, ALABAMA: Alabama
                           Code Sections 25-1-20 et seq. (the Alabama Age
                           Discrimination in Employment Act); Alabama Code
                           Section 25-1-10 (the Alabama Affirmative Action
                           Programs for Minorities law); Alabama Code Section
                           13A-11-123 (anti-blacklisting statute); Alabama Code
                           Section 12-16-8 (employer shall pay usual compensation to employee during employee's jury service); Alabama Code Section 12-16-8.1 (employer not to discharge employee fro jury service); Alabama
                           Code Section 25-5-11.1 (prohibition of discharge of employee for filing workers' compensation claim or for safety complaints); Alabama Code Sections
                           25-5-330 et seq. (drug-free workplace program);
                           Alabama Code Sections 25-7-30 et seq. (right to work laws), all as amended, or any other statute of the United States of America or the state of Alabama, the laws of the state of Alabama including tort and contract claims) or the Constitution of either the state of Alabama or the United States, to the fullest extent that such a release is allowed by law.

                  ii. Employee acknowledges and agrees that he is aware of his rights under the laws specifically and generally described above and that he waives those rights to the full extent that waiver is allowed by law.

                  iii. Employee also acknowledges and agrees that the payment described above shall not be considered an admission of liability or guilt in any manner whatsoever but is solely for purposes of providing severance pay to Employee and for resolving any legal claims that have not been asserted and that would be doubtful and undisputed if asserted, and that the payment also represents payment in full satisfaction of all claims for costs, expenses and attorneys' fees arising under or related to the laws described specifically and generally above.

                  iv. Employee further agrees to not institute or voluntarily participate as a class member in any civil action against Colonial that concerns any employment matter encompassed by this release.

         (B)      i.       Colonial for itself and on behalf of its subsidiaries
                           or affiliated companies, and all of their directors, officers, employees, servants, agents and attorneys and their heirs, personal representatives, successors and assigns does hereby release, acquit and discharge
                           Employee from any and all claims or causes of action whatsoever of any kind or nature, whether known or unknown, including claims and causes of action arising out of or in any way related to Employee's employment or the termination of his employment with Colonial, except for acts of fraud on the part of the Employee.



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                  ii.      Colonial also acknowledges and agrees that the
                           payment described above shall not be considered an admission of liability or guilt in any manner whatsoever but is solely for purposes of providing severance pay to Employee and for resolving any legal claims that have not been asserted and that would be doubtful and undisputed if asserted, and that the payment also represents payment in full satisfaction of all claims for costs, expenses and attorney's fees arising under or related to the laws described specifically and generally above as pertaining to a law suit that may arise as a result of Employee carrying out his duties as pursuant to his course of business.

4. A failure on the part of either party to insist on strict performance of any term of this agreement in one or more instances shall not be construed as a waiver or relinquishment of that party's right to insist on strict performance in the future.

5. Employee agrees that his breach of this agreement could result in irreparable harm and injury to Colonial and would cause damage to Colonial in such a way that it would be impossible to calculate actual damages. Any such breach may entitle Colonial to injunctive relief restraining Employee from continued violations, to recover all compensation provided by Colonial as consideration for this agreement except Twenty-Five Dollars ($25.00), to additional remedies provided in the following paragraphs, and to any other remedies available to Colonial.

6. Employee agrees that he shall not compete with the business of Colonial, without written consent from Colonial, for a period of two years. The term "not compete" as used in this agreement means that Employee shall not directly or indirectly, as an owner, officer, director, employee, consultant or stockholder, engage in another REIT business or engage in a business substantially similar or competitive to the retail, commercial and multifamily residential business of Colonial.

7. In the event that either party hereto commences legal action to enforce the terms of this severance agreement and general release and prevails to any extent in the action, the non prevailing party may be liable for expenses, costs and reasonable attorneys' fees the prevailing party incurs in the action within the sole and absolute discretion of the court of competent jurisdiction.

8. Should a court deem any provision of this agreement to be unenforceable in whole or in part, it shall not affect the legality or enforceability of the remainder of such provision or any other provision of this agreement, which shall survive and remain enforceable.

9. This severance agreement and general release constitutes the entire agreement between the parties. Neither party shall be bound by any terms, conditions, statements or representations, oral or written not herein contained. Each party hereto hereby acknowledges and agrees that in executing this agreement neither has relied upon or been induced, persuaded or motivated by any promise or representation made by the other unless expressly set forth herein and that neither has made any promise or representation except those expressly set forth herein. All previous negotiations, statements and any preliminary instruments prepared by the parties or their representatives are merged in this agreement.

10. This severance agreement and general release shall be governed by and interpreted in accordance with the laws of the state of Alabama.

11. Each party to this Agreement irrevocably and unconditionally: (1) SUBMITS for Employee and/or his heirs, personal representatives and/ or assigns, and for Colonial and for and on behalf of all of their directors, officers, employees, servants, agents, attorneys, and their heirs personal representatives, successors and assigns as the case may
         be) in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive and concurrent general jurisdiction of the courts of the State of Alabama in Jefferson County Alabama, the courts of the United States of America for the Northern District of Alabama, and/or the appellate courts from any thereof; (2) consents that any such action or proceeding must be brought in such courts, and waives any objection that any party hereto may now or hereafter have to the jurisdiction and venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.



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12.      The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning. This Agreement is the product of a negotiated settlement and has been reviewed by attorneys for all parties. As such, in the event that a term or provision herein shall be deemed to be ambiguous, that term or provision shall not be strictly and arbitrarily construed in favor of or against any one of the parties.

13. Notwithstanding anything contained herein to the contrary, nothing contained herein will modify or impair the Employee's rights under any retirement plan(s), restricted stock option plans, incentive stock option plans and the like, it being understood and agreed to by the parties that all of those rights shall be governed by the terms and provisions of those plans.

14. This Agreement shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns

EACH HAS READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASES, AND EACH FULLY UNDERSTANDS ITS TERMS, HAVE CONSULTED THEIR RESPECTIVE ATTORNEY ABOUT IT OR BEEN GIVEN MORE THAN AMPLE TIME TO CONSULT WITH THEIR ATTORNEY ABOUT IT, AND HAVE SIGNED IT VOLUNTARILY THIS 30TH DAY OF DECEMBER, 2003.

                                        COLONIAL PROPERTIES TRUST


                                                /s/       John P. Rirgish
                                        ---------------------------------------
                                        By:      John P. Rigrish
                                        Its:     Chief Administrative Officer


                                        HOWARD B. NELSON, JR


                                               /s/ Howard B. Nelson, Jr.
                                        ---------------------------------------
                                        Its:     Employee


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